Exhibit 99.1

Tailwind Two Acquisition Corp. Signs Definitive Agreement
with Terran Orbital, the Global Leader in the Development and
Innovation of Small Satellites, in a Transaction Valued at $1.58 Billion

•	$345 million cash-in-trust from Tailwind Two

•	$50 million PIPE with participation from AE Industrial Partners, Beach Point Capital, Daniel Staton and Lockheed Martin

•	$75 million of additional financial commitments from Francisco Partners and Beach Point Capital

•	Transaction expected to close in first quarter of 2022

NEW YORK, NY. and BOCA RATON, FL. (October 28, 2021) — Tailwind Two Acquisition Corp. (NYSE:TWNT) (“Tailwind Two”), a special purpose acquisition company, and Terran Orbital Corporation, the global leader and pioneer in the development, innovation and operation of small satellites and earth observation solutions, jointly announced today that they have entered into a definitive business combination agreement. Upon the closing of the transaction, the combined company (the “Company”) will operate as Terran Orbital Corporation, with plans to list on the NYSE under the symbol LLAP. The pro forma total enterprise value of the combined companies is approximately $1.58 billion. The transaction is expected to close in the first quarter of 2022.

The transaction is supported by gross proceeds of $345 million from Tailwind Two’s cash-in-trust, $50 million from a PIPE with participation from AE Industrial Partners, long-term Terran Orbital investor Beach Point Capital, Daniel Staton1, Lockheed Martin and Fuel Venture Capital, as well as $75 million of additional financial commitments from Francisco Partners and Beach Point Capital. In connection with the closing of the transaction, up to an additional $125 million in debt commitments from Francisco Partners and Lockheed Martin may be available subject to certain conditions. Existing Terran Orbital shareholders will roll 100% of their equity into the combined company.

Terran Orbital is the pioneer and innovator of small satellites, with fully integrated operations, scale manufacturing and mission management capabilities. The company is the leading provider of small satellite solutions for military, intelligence community, civil and commercial customers. In addition, Terran Orbital is capitalizing on its fully integrated manufacturing capabilities to launch one of the most advanced earth observation constellation of small satellites, which will provide highly persistent, real-time earth imagery as a service, making earth observation data more abundant and accessible than ever before.

On September 27th, Terran Orbital announced plans to develop a $300 million, 660,000 sq.ft. space manufacturing facility on the Space Coast of Florida. Upon completion, the newly constructed facility is expected to become one of the most advanced, largest vertically integrated satellite manufacturing facilities in the world, capable of producing over 1,000 satellites and space vehicles annually.

1 At closing and in return for a $30 million investment in the PIPE, an affiliate of Daniel Staton will receive a payment obligation equal to $30 million to be paid quarterly over four years with the first payment occurring at quarter end after transaction close; the first year’s payments are to be paid in cash and the remaining payments are to be paid in stock or, subject to certain conditions, in cash, at the discretion of the Company. Mr. Staton serves as a director of Terran Orbital and is an existing shareholder.

“Terran Orbital is the largest independently-owned manufacturer of small satellites in the United States, serving national interests and enabling our customers to leverage the strength of our platform and insights. With our high volume, innovative manufacturing of small satellites, we will be able to deliver emerging technologies to space faster, more affordably and with greater reliability than anyone. Fundamentally, we are creating the new SaaS, Satellites-as-a-Service,” said Marc Bell, Co-Founder and CEO of Terran Orbital. “In addition, our industry-leading earth observation constellation will deliver images of any geography on earth, at any time of day or night, within minutes. This capability will unlock a high-growth, high-margin data-as-a-service business model that will be truly transformational for Terran Orbital, its customers and investors.”

“Terran Orbital offers an outstanding solution to address the increasing demand for cost-effective data that is only available from space,” said Philip Krim, Chairman of Tailwind Two. “Tens of thousands of small satellites will be launched over the next decade, and Terran Orbital is ideally positioned to meet this demand, offering the most innovative, cost-effective small satellites that can meet the data demands for governments and corporations. Similarly, Terran Orbital’s own earth observation constellation will make the most technologically advanced data about our planet commercially available, which will unlock new markets for data and insights across industries.”

“At Lockheed Martin, supporting our customers’ missions means not only delivering the most innovative products and services, but also collaborating with future-forward teams,” said Rick Ambrose, Executive Vice President, Lockheed Martin Space. “We actively pursue working with organizations that are developing disruptive technologies and leveraging alternative business models. Our experience with Tyvak, which is part of Terran Orbital, has helped us expand our core capabilities to enable hybrid, networked architectures and we look forward to continuing to work together for the benefit of our customers.”

“Small satellites will play a critical role in the future of space infrastructure and exploration, as well as provide customers with real time data to make informed and actionable decisions,” said Kirk Konert, Partner at AE Industrial Partners. “Terran Orbital is entering into commercial partnerships with BigBear.ai and Redwire to develop and enhance next generation artificial intelligence and space solutions offerings, which is why we’re pleased to back the company and support its future growth.”

Terran Orbital and and Tailwind Two’s boards of directors have unanimously approved the proposed business combination. Completion of the proposed business combination is subject to approval by Tailwind Two’s shareholders and the satisfaction or waiver of other customary closing conditions identified in the Agreement and Plan of Merger entered into by Terran Orbital and Tailwind Two.

Additional information about the proposed transaction will be provided in a Current Report on Form 8-K to be filed by Tailwind Two today with the Securities and Exchange Commission and available on www.sec.gov.

Advisors

Jefferies is serving as sole placement agent on the PIPE and exclusive capital markets advisor to Tailwind Two. Goldman Sachs is serving as financial advisor to Tailwind Two. Houlihan Lokey provided additional financial advice to Tailwind Two. Jefferies is serving as exclusive financial advisor and capital markets advisor to Terran Orbital. Kirkland & Ellis LLP is acting as legal counsel to Tailwind Two and Akin Gump Strauss Hauer & Feld LLP is acting as legal counsel to Terran Orbital.

Conference Call, Webcast and Presentation Information

Management of Terran Orbital and Tailwind Two will host an investor call on October 29, 2021 at 8:30 am ET to discuss the proposed transaction. The investor call will include formal remarks from management and a video introduction to Terran Orbital.

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1510065&tp_key=53f4eb05d9

Toll Free: 1-877-451-6152
Toll/International: 1-201-389-0879

Conference ID: 13724836

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

A replay of the webcast will be available through November 30, 2021

In addition, Tailwind Two will file an investor presentation with the SEC as an exhibit to a Current Report on Form 8-K prior to the call, which will be available on the SEC’s website at www.sec.gov and at twnt.tailwindacquisition.com.

All materials can also be found at www.terranorbital.com.

About Tailwind Two Acquisition Corp

Tailwind Two is a blank check company “for founders, by founders” – formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more founder-led businesses in a sector being disrupted by technological change. Tailwind Two’s management team and directors have invested extensively in founder-run businesses, with notable success in the space industry. Tailwind Two is led by Chairman Philip Krim, and Co-Chief Executive Officers Chris Hollod and Matt Eby. In addition to the members of its management team and board of directors, Tailwind Two has assembled an Advisory Board that will help position Tailwind Two as the value-add partner of choice for today’s leading entrepreneurs.

About Terran Orbital

Terran Orbital Corporation is a leading vertically integrated provider of end-to-end satellite solutions. Terran Orbital combines satellite design, production, launch planning, mission operations, and in-orbit support to meet the needs of the most demanding military, civil and commercial customers. In addition, Terran Orbital is developing the world’s largest, most advanced NextGen Earth Observation constellation to provide persistent, real-time earth imagery.

Important Information and Where to Find It

In connection with the proposed potential transaction, Tailwind Two intends to file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 containing a preliminary proxy statement and a preliminary prospectus of Tailwind Two, and after the registration statement is declared effective, Tailwind Two will mail a definitive proxy statement/prospectus relating to the proposed potential transaction to its shareholders. This press release does not contain all the information that should be considered concerning the potential transaction and is not intended to form the basis of any investment decision or any other decision in respect of the potential transaction. Tailwind Two’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the potential transaction, as these materials will contain important information about Terran Orbital, Tailwind Two and the potential transaction. When available, the definitive proxy statement/prospectus and other relevant materials for the potential transaction will be mailed to shareholders of Tailwind Two as of a record date to be established for voting on the potential transaction. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC's website sec.gov.

Participants in the Solicitation

Tailwind Two and its directors and executive officers may be deemed participants in the solicitation of proxies from Tailwind Two's shareholders with respect to the potential transaction. A list of the names of those directors and executive officers and a description of their interests in Tailwind Two is contained in Tailwind Two's final prospectus relating to its initial public offering dated March 8, 2021, which was filed with the SEC and is available free of charge at the SEC's web site at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the potential transaction when available. Terran Orbital and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from Tailwind Two’s shareholders in connection with the potential transaction. A list of the names of such directors and executive officers and information regarding their interests in the potential transaction will be included in the proxy statement/prospectus for the potential transaction when available.

Non-Solicitation

This press release and any oral statements made in connection with this press release shall not constitute an offer, nor a solicitation of an offer, of the sale or purchase of any securities, nor shall any securities of Terran Orbital or Tailwind Two be offered or sold, in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Neither the SEC nor any state securities commission has approved or disapproved of the transactions contemplated hereby or determined if this press release is truthful or complete. Any representation to the contrary is a criminal offense. Nothing in this press release constitutes investment, tax or legal advice or a recommendation regarding any securities. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, must make your own decisions and perform your own independent investment and analysis of the potential transactions.

Special Note Regarding Forward-Looking Statements

This press release includes certain forward-looking statements, estimates, and projections provided by Terran Orbital that reflect management’s views regarding the anticipated future financial and operating performance of Terran Orbital. Forward-looking statements are statements that are not historical, including statements regarding operational and financial plans, terms and performance of Terran Orbital and other projections or predictions of the future. Forward looking statements are typically identified by such words as “project,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should,” and “could” and similar expressions. Such statements, estimates, and projections reflect numerous assumptions concerning anticipated results. Forward-looking statements in this press release may include, for example; statements about Terran Orbital’s industry and market sizes; future opportunities; expectations and projections concerning future financial and operational performance and results of Terran Orbital; and the potential transactions, including items such as the implied enterprise value, ownership structure, the amount of redemption requests made by Tailwind Two’s shareholders, the ability of Tailwind Two to issue equity or equity-linked instruments in connection with the potential transactions or in the future, the likelihood and ability of the parties to successfully consummate the potential transactions, and those factors set forth in the section entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in Tailwind Two's final prospectus relating to its initial public offering dated March 8, 2021, and in subsequent filings with the SEC, including the proxy statement/prospectus relating to the potential transaction expected to be filed by Tailwind Two. As these assumptions may or may not prove to be correct and there are numerous factors which will affect Terran Orbital’s actual results (many of which are beyond Terran Orbital’s control), there can be no assurances that any projected results are attainable or will be realized. Terran Orbital and Tailwind Two disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise. Terran Orbital’s actual results may differ materially from those set forth in this press release. Accordingly, no representations are made as to the accuracy, reasonableness or completeness of such statements, estimates, or projections.

Contacts

Terran Orbital Corporation

Deb Green

pr@terranorbital.com

Tailwind Two Acquisition Corp

Sara Zick

tailwind@moxiegrouppr.com

Team@TailwindAcquisition.com